[LETTERHEAD OF NEW YORK STATE THRUWAY AUTHORITY]


                                November 8, 2000


Andrew Mazzone
Thermal Tec International
68A Lamar St.
W. Babylon, NY 11730

                                                Re: Thermal spraying - TTI

To Whom It May Concern:

The New York State Thruway Authority has approved and is currently using Thermally Sprayed coatings as an acceptable method of corrosion protection of Bridge Structural Steel.

Thermal Tec International is currently an approved Thermal Spray Applicator for New York State Thruway Authority bridge metallizing projects.

Feel free to cal1 me at (518)471-4222 should you have any questions.

                                                /s/ Thomas A. Mahar

                                                Thomas A. Mahar, P.E.
                                                Civil Engineer
                                                Bridge Management Bureau